UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrant as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on November 2, 2016, Broadcom Limited (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brocade Communications Systems, Inc. (“Brocade”), Broadcom Corporation and Bobcat Merger Sub, Inc. (“Merger Sub”). Broadcom Corporation subsequently assigned all of its rights under the Merger Agreement to LSI Corporation, an indirect subsidiary of the Company, on December 19, 2016.

On November 17, 2017, the Company completed the acquisition of Brocade.

Pursuant to the Merger Agreement, the acquisition was structured as a merger of Merger Sub with and into Brocade (the “Merger”), with Brocade surviving the Merger and continuing as an indirect subsidiary of the Company. The aggregate consideration for the acquisition was approximately $6.1 billion in cash, without giving effect to related transaction fees and expenses. The Company funded the transaction with proceeds from the issuance and sale of $4.0 billion in aggregate principal amount of senior unsecured notes (the “Notes”) issued in October 2017, as well as cash on hand. Reference is hereby made to the Company’s Form 8-K filed on October 17, 2017 for a description of the terms of the Notes.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s and Broadcom Cayman L.P.’s Form 8-K/A filed with the Securities and Exchange Commission on November 2, 2016 and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 17, 2017, the Company issued a press release announcing the completion of the acquisition of Brocade. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01 Other Events.

The Company intends to cause Brocade to provide notice to the trustee of Brocade’s 4.625% Senior Notes due 2023 (“Senior Notes”) of its intent to effect the repurchase of the Senior Notes on or about January 16, 2018 in accordance with the terms of the related indenture governing such Senior Notes.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information Acquired

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 2, 2016, by and among Brocade Communications Systems, Inc., Broadcom Limited, Broadcom Corporation and Bobcat Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Broadcom Limited and Broadcom Cayman L.P.’s Form 8-K/A filed on November 2, 2016)

99.1	Press release of Broadcom Limited, dated November 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 17, 2017

Broadcom Limited

By:	/s/ Thomas H. Krause
Name:	Thomas H. Krause
Title:	Chief Financial Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Thomas H. Krause
Name:	Thomas H. Krause
Title:	Chief Financial Officer